Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Bankrate Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the registration statement of Bankrate, Inc. on Form S-8 (No. 333-87955, effective March 27, 2007).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

March 13, 2009